SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2001

PER-SE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-19480 (Commission File No.)	58-1651222 (IRS Employer Identification No.)

2840 Mt. Wilkinson Parkway, Atlanta, Georgia (Address of principal executive offices)	30339 (Zip Code)

Registrant’s telephone number, including area code: (770) 444-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Exhibit Index Located on Page: 4
Total Number of Pages: 117

Item 5.     Other Events.

      On April 6, 2001, the Registrant closed a $50 million senior secured revolving credit facility with General Electric Capital Corporation. The Registrant intends to use the facility to provide funds to support future investments in its operations, including capital expenditures and acquisitions, and for other general corporate purposes. The obligations of the Registrant under the facility are guaranteed by certain of the Registrant’s domestic operating subsidiaries, and are secured by a first-priority lien on substantially all of the assets of the Registrant and those subsidiaries.

      The terms of the revolving credit facility are set forth in the Credit Agreement (the “Credit Agreement”) dated as of April 6, 2001, among the Registrant, as Borrower, certain subsidiaries of the Registrant, as the other Credit Parties, the lenders signatory thereto from time to time, as Lenders, and General Electric Capital Corporation, as Agent and Lender. The Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.     Financial Statements and Exhibits.

       (c)     Exhibits

Exhibit
No.	Description

10.1	Credit Agreement dated as of April 6, 2001, among the Registrant, as Borrower, certain subsidiaries of the Registrant, as the other Credit Parties, the lenders signatory thereto from time to time, as Lenders, and General Electric Capital Corporation, as Agent and Lender.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 23, 2001

PER-SE TECHNOLOGIES, INC.

By:	/s/ CHRIS E. PERKINS

Chris E. Perkins Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description

10.1	Credit Agreement dated as of April 6, 2001, among the Registrant, as Borrower, certain subsidiaries of the Registrant, as the other Credit Parties, the lenders signatory thereto from time to time, as Lenders, and General Electric Capital Corporation, as Agent and Lender.